EXHIBIT 99.1

Priority Investor Inquiries:
Chris Kettmann
chris.kettmann@dentonsglobaladvisors.com
(773) 497-7575

Priority Technology Holdings, Inc. Announces First Quarter Financial Results
Strong First Quarter Growth Driven by Performance Across Unified Commerce Platform
ALPHARETTA, GA - May 9, 2024 -- Priority Technology Holdings, Inc. (NASDAQ: PRTH) ("Priority" or the "Company"), the platform for unified commerce that delivers integrated payments and banking services at scale, today announced its first quarter 2024 financial results including strong year-over-year diversified revenue growth.
Highlights of Consolidated Results
First Quarter 2024 Compared with First Quarter 2023
Financial highlights of the first quarter of 2024 compared with the first quarter of 2023, are as follows1:
•Revenue of $205.7 million increased 11.2% from $185.0 million
•Adjusted gross profit (a non-GAAP measure2) of $76.4 million increased 21.2% from $63.1 million
•Adjusted gross profit margin (a non-GAAP measure2) of 37.1% increased 300 basis points from 34.1%
•Operating income of $28.0 million increased 66.3% from $16.8 million
•Adjusted EBITDA (a non-GAAP measure2) of $46.3 million increased 23.1% from $37.6 million
(1)Certain amounts/percentages may not add mathematically due to rounding.
(2)See "Non-GAAP Financial Measures" and the reconciliations of Adjusted Gross Profit (non-GAAP), Adjusted Gross Profit Margin (non-GAAP), and Adjusted EBITDA, to their most comparable GAAP measures provided below for additional information.

"We delivered record results in the first quarter on strong performance in each business segment of our unified commerce platform," said Tom Priore, Chairman & CEO of Priority. "Our growth in the quarter and ongoing consistency reinforces the unique attributes of our operating infrastructure, diversity of our business segments and robust demand for our products. We are laser focused on the continued innovation of our SaaS Payments and Banking suite of services and Accelerated Commerce Engine and are eager to meet the evolving needs of our growing portfolio of customers and enterprise partners."

Full Year 2024 Financial Guidance
Priority's outlook remains strong and we are reaffirming our full year 2024 guidance:
•Revenue forecast to range between $875 million to $890 million, a growth rate of 16% to 18%, compared to fiscal 2023 results
•Adjusted EBITDA (a non-GAAP measure) forecast to range between $193 million to $198 million, a growth rate of 15% to 18% compared to fiscal 2023 results
•Adjusted gross profit (a non-GAAP measure) forecast to range between $325 million and $335 million, a growth rate of 18% to 22% compared to fiscal 2023 results

Conference Call
Priority's leadership will host a conference call on Thursday, May 9, 2024 at 11:00 a.m. EDT to discuss its first quarter financial results. Participants can access the call by phone in the U.S. or Canada at (833) 636-1319 or internationally at (412) 902-4286.
The Internet webcast link and accompanying slide presentation can be accessed at https://edge.media-server.com/mmc/p/ievzjr9d and will also be posted in the "Investor Relations" section of the Company's website at www.prioritycommerce.com.
An audio replay of the call will be available shortly after the conference call until May 16, 2024 at 2:00 p.m. EDT. To listen to the audio replay, dial (877) 344-7529 or (412) 317-0088 and enter conference ID number 4087946. Alternatively, you may access the webcast replay in the "Investor Relations" section of the Company's website at www.prioritycommerce.com.

Non-GAAP Financial Measures
This communication includes certain non-GAAP financial measures that we regularly review to evaluate our business and trends, measure our performance, prepare financial projections, allocate resources, and make strategic decisions. We believe these non-GAAP measures help to illustrate the underlying financial and business trends relating to our results of operations and comparability between current and prior periods. We also use these non-GAAP measures to establish and monitor operational goals. However, these non-GAAP measures are not superior to or a substitute for prominent measurements calculated in accordance with GAAP. Rather, the non-GAAP measures are meant to be a complement to understanding measures prepared in accordance with GAAP.

Adjusted Gross Profit and Adjusted Gross Profit Margin
The Company's adjusted gross profit metric represents revenues less cost of revenue (excluding depreciation and amortization). Adjusted gross profit margin is adjusted gross profit divided by revenues. We review these non-GAAP measures to evaluate our underlying profit trends. The reconciliation of adjusted gross profit to its most comparable GAAP measure is provided below:

(in thousands)	Three Months Ended March 31,
	2024	2023
Revenues	$205,719	$185,028
Cost of revenue (excluding depreciation and amortization)	(129,298)	(121,966)
Adjusted gross profit	$76,421	$63,062
Adjusted gross profit margin	37.1%	34.1%
Depreciation and amortization of revenue generating assets	(3,900)	(2,959)
Gross profit	$72,521	$60,103
Gross profit margin	35.3%	32.5%

EBITDA and Adjusted EBITDA
EBITDA and adjusted EBITDA are performance measures. EBITDA is earnings before interest, income tax, and depreciation and amortization expenses ("EBITDA"). Adjusted EBITDA begins with EBITDA but further excludes certain non-cash costs, such as stock-based compensation and the write-off of the carrying value of investments or other assets, as well as debt extinguishment and modification expenses and other expenses and income items considered non-recurring, such as acquisition integration expenses, certain professional fees, and litigation settlements. We review the non-GAAP adjusted EBITDA measure to evaluate our business and trends, measure our performance, prepare financial projections, allocate resources, and make strategic decisions.

The reconciliation of adjusted EBITDA to its most comparable GAAP measure is provided below:

(in thousands)	Three Months Ended March 31,
	2024	2023
Net income (loss)	$5,193	$(506)
Interest expense	20,880	17,699
Income tax expense (benefit)	2,582	(133)
Depreciation and amortization	15,253	18,048
EBITDA	43,908	35,108
Selling, general and administrative (non-recurring)	798	437
Non-cash stock-based compensation	1,634	1,936
Non-cash other losses	—	159
Adjusted EBITDA	$46,340	$37,640

Further detail of certain of these adjustments, and where these items are recorded in our consolidated statements of operations, is provided below:

(in thousands)	Three Months Ended March 31,
	2024	2023
Selling, general and administrative expenses (non-recurring):
Certain legal fees	450	376
Professional, accounting and consulting fees	189	61
Other expenses, net	159	—
	$798	$437

Priority does not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for various cash and non-cash reconciling items that would be difficult to predict with reasonable accuracy. For example, stock-based compensation expense would be difficult to estimate because it depends on the Company's future hiring and retention needs, as well as the future fair market value of the Company's common stock, all of which are difficult to predict and subject to constant change. As a result, the Company does not believe that a GAAP reconciliation would provide meaningful supplemental information about the Company's outlook.

About Priority Technology Holdings, Inc.
Priority is a solution provider in Payments and Banking as a Service operating at scale with over 1,000,000 active customers across its SMB, B2B and Enterprise channels processing $120 billion in annual transaction volume and providing administration for $980 million in deposits. Priority’s purpose-built technology enables clients to collect, store, lend and send money and provides customers the acceptance and AP payment applications and Passport financial tools that best optimize their cash flow and maximize working capital. Additional information can be found at www.prioritycommerce.com.
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements identified by words such as "may," "will," "should," "anticipates," "believes," "expects," "plans," "future," "intends," "could," "estimate," "predict," "projects," "targeting," "potential" or "contingent," "guidance," "outlook" or words of similar meaning. These forward-looking statements include, but are not limited to, our 2024 outlook and statements regarding our market and growth opportunities. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking statements. Our actual results could differ materially, and potentially adversely, from those discussed or implied herein.
We caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our SEC filings, including our most recent Annual Report on Form 10-K filed with the SEC on March 12, 2024. These filings are available online at www.sec.gov or www.prioritycommerce.com.
We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the way we expect. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

Priority Technology Holdings, Inc.
Unaudited Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2024	2023
Revenues	$205,719	$185,028
Operating expenses
Cost of revenue (excludes depreciation and amortization)	129,298	121,966
Salary and employee benefits	22,150	19,048
Depreciation and amortization	15,253	18,048
Selling, general and administrative	10,995	9,118
Total operating expenses	177,696	168,180
Operating income	28,023	16,848
Other (expense) income
Interest expense	(20,880)	(17,699)
Other income, net	632	212
Total other expense, net	(20,248)	(17,487)
Income (loss) before income taxes	7,775	(639)
Income tax expense (benefit)	2,582	(133)
Net income (loss)	5,193	(506)
Less: Dividends and accretion attributable to redeemable senior preferred stockholders	(12,662)	(11,295)
Less: Return on redeemable NCI in consolidated subsidiary	(581)	—
Net loss attributable to common stockholders	(8,050)	(11,801)
Other comprehensive loss
Foreign currency translation adjustments	(13)	24
Comprehensive loss	$(8,063)	$(11,777)

Loss per common share:
Basic and diluted	$(0.10)	$(0.15)

Weighted-average common shares outstanding:
Basic and diluted	78,021	78,133

Priority Technology Holdings, Inc.
Unaudited Consolidated Balance Sheets

(in thousands)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$34,290	$39,604
Restricted cash	12,658	11,923
Accounts receivable, net of allowances	67,137	58,551
Prepaid expenses and other current assets	13,699	13,273
Current portion of notes receivable, net of allowance	1,972	1,468
Settlement assets and customer/subscriber account balances	752,590	756,475
Total current assets	882,346	881,294
Notes receivable, less current portion	4,549	3,728
Property, equipment and software, net	48,120	44,680
Goodwill	376,112	376,103
Intangible assets, net	261,658	273,350
Deferred income taxes, net	24,405	22,533
Other noncurrent assets	12,767	13,649
Total assets	$1,609,957	1,615,337
Liabilities, Redeemable Senior Preferred Stock, Redeemable NCI, and Stockholders' Deficit
Current liabilities:
Accounts payable and accrued expenses	$49,329	$52,643
Accrued residual commissions	35,965	33,025
Customer deposits and advance payments	4,090	3,934
Current portion of long-term debt	6,712	6,712
Settlement and customer/subscriber account obligations	753,850	755,754
Total current liabilities	849,946	852,068
Long-term debt, net of current portion, discounts and debt issuance costs	631,352	631,965
Other noncurrent liabilities	16,704	18,763
Total liabilities	1,498,002	1,502,796
Redeemable senior preferred stock, net of discounts and issuance costs	264,240	258,605
Redeemable non-controlling interests in consolidated subsidiary	5,837	—
Stockholders' deficit:
Preferred stock	—	—
Common stock	76	77
Treasury stock, at cost	(18,491)	(12,815)
Additional paid-in capital	—	—
Accumulated other comprehensive loss	(42)	(29)
Accumulated deficit	(141,412)	(134,951)
Total stockholders' deficit attributable to stockholders of PRTH	(159,869)	(147,718)
Non-controlling interest	1,747	1,654
Total stockholders' deficit	(158,122)	(146,064)
Total liabilities, redeemable senior preferred stock, redeemable NCI and stockholders' deficit	$1,609,957	$1,615,337

Priority Technology Holdings, Inc.
Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$5,193	$(506)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of assets	15,253	18,048
Stock-based, ESPP and incentive units compensation	1,633	1,936
Amortization of debt issuance costs and discounts	1,065	903
Deferred income tax	(1,872)	(5,716)
Change in contingent consideration	972	229
Other non-cash items, net	(259)	14
Change in operating assets and liabilities:
Accounts receivable	(8,339)	81
Prepaid expenses and other current assets	(425)	481
Income taxes (receivable) payable	—	8,666
Notes receivable	(266)	(163)
Accounts payable and other accrued liabilities	1,590	3,916
Customer deposits and advance payments	157	250
Other assets and liabilities, net	(1,395)	(462)
Net cash provided by operating activities	13,307	27,677
Cash flows from investing activities:
Additions to property, equipment and software	(6,610)	(5,046)
Notes receivable, net	(1,059)	178
Acquisitions of assets and other investing activities	—	(2,715)
Net cash used in investing activities	(7,669)	(7,583)
Cash flows from financing activities:
Repayments of long-term debt	(1,678)	(1,550)
Repayments of borrowings under revolving credit facility	—	(6,000)
Repurchases of Common Stock and shares withheld for taxes	(421)	(777)
Dividends paid to redeemable senior preferred stockholders	(7,027)	(11,435)
Settlement and customer/subscriber accounts obligations, net	1,918	79,258
Payment of contingent consideration related to business combination	(3,071)	(1,959)
Net cash (used in) provided by financing activities	(10,279)	57,537
Net change in cash and cash equivalents and restricted cash:
Net (decrease) increase in cash and cash equivalents, and restricted cash	(4,641)	77,631
Cash and cash equivalents and restricted cash at beginning of period	796,223	560,610
Cash and cash equivalents and restricted cash at end of period	$791,582	$638,241

Reconciliation of cash and cash equivalents, and restricted cash:
Cash and cash equivalents	$34,290	$15,882
Restricted cash	12,658	11,012
Cash and cash equivalents included in settlement assets and customer/subscriber account balances	744,634	611,347
Total cash and cash equivalents, and restricted cash	$791,582	$638,241

Priority Technology Holdings, Inc.
Unaudited Reportable Segments' Results

(in thousands)

	Three Months Ended March 31,
	2024	2023
SMB Payments:
Revenue	$143,751	$154,933
Operating expenses	131,368	142,922
Operating income	$12,383	$12,011
Operating margin	8.6%	7.8%
Depreciation and amortization	$8,802	$10,846
Key indicators:
Merchant bankcard processing dollar value	$14,788,095	$15,220,715
Merchant bankcard transaction count	175,228	163,406
B2B Payments:
Revenue	$21,115	$2,786
Operating expenses	21,908	3,635
Operating loss	$(793)	$(849)
Operating margin	(3.8)%	(30.5)%
Depreciation and amortization	$1,640	$125
Key indicators:
B2B issuing dollar volume	$227,811	$198,456
B2B issuing transaction count	240	280
Enterprise Payments:
Revenue	$40,853	$27,309
Operating expenses	15,306	14,646
Operating income	$25,547	$12,663
Operating margin	62.5%	46.4%
Depreciation and amortization	$4,356	$6,690
Key indicators:
Average billed clients	703,887	465,219
Average monthly new enrollments	53,551	45,948

Operating income of reportable segments	$37,137	$23,825
Less: Corporate expense	(9,114)	(6,977)
Consolidated operating income	$28,023	$16,848
Corporate depreciation and amortization	$455	$387